Exhibit 21.1

As of 4/1/2015

SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of OSG and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
Action Tanker Corporation	Marshall Islands
Africa Conversion Corporation	Marshall Islands
Africa Tanker Corporation	Marshall Islands
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Amalia Product Corporation	Marshall Islands
Ambermar Product Carrier Corporation	Marshall Islands
American Shipholding Group, Inc.	New York
Andromar Limited	Marshall Islands
Antigmar Limited	Marshall Islands
Antilles Bulk Holdings N.V.	Curaҫao
Aqua Tanker Corporation	Marshall Islands
Ariadmar Limited	Marshall Islands
Asia Conversion Corporation	Marshall Islands
Atalmar Limited	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Blue Emerald Chartering Corporation	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carina Tanker Corporation	Marshall Islands
Carl Product Corporation	Marshall Islands
Clean Products International Ltd.	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Crown Tanker Corporation	Marshall Islands
Delta Aframax Corporation	Marshall Islands
East Coast Gaugings Limited	United Kingdom
Eighth Aframax Tanker Corporation	Marshall Islands

Company	Where Incorporated, Organized or Domiciled
Epsilon Aframax Corporation	Marshall Islands
ERN Holdings Inc.	Panama
First Pacific Corporation	Marshall Islands
First Shipco Inc.	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Fourth Aframax Tanker Corporation	Marshall Islands
Fourth Spirit Holding N.V.	Curaҫao
Front President Inc.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Goldmar Limited	Marshall Islands
International Seaways, Inc.	Marshall Islands
Jacamar Ltd	Marshall Islands
Jademar Limited	Marshall Islands
Jamar Limited	Marshall Islands
Juneau Tanker Corporation	New York
Kimolos Tanker Corporation	Marshall Islands
Kythnos Chartering Corporation	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Limar Charter Corporation	Marshall Islands
Lion Tanker Corporation	Marshall Islands
Luxmar Product Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Maremar Product Tanker Corporation	Marshall Islands
Maremar Tanker LLC	Delaware (1)
Maritrans General Partner Inc.	Delaware
Maritrans Operating Company L.P.	Delaware (2)
Milos Product Tanker Corporation	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands
Mykonos Tanker LLC	Delaware (1)
Oak Tanker Corporation	Marshall Islands
Ocean Bulk Ships, Inc.	Delaware
Oceania Tanker Corporation	Marshall Islands
OIN Delaware LLC	Delaware (1)
Oleron Tanker S.A.	Panama
OSG 192 LLC	Delaware (1)
OSG 209 LLC	Delaware (1)
OSG 214 LLC	Delaware (1)

Company	Where Incorporated, Organized or Domiciled
OSG 242 LLC	Delaware (1)
OSG 243 LLC	Delaware (1)
OSG 244 LLC	Delaware (1)
OSG 252 LLC	Delaware (1)
OSG 254 LLC	Delaware (1)
OSG America L.P.	Delaware (2)
OSG America LLC	Delaware (1)
OSG America Operating Company LLC	Delaware (1)
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
OSG Clean Products International, Inc.	Marshall Islands
OSG Columbia LLC	Delaware (1)
OSG Courageous LLC	Delaware (1)
OSG Delaware Bay Lightering LLC	Delaware (1)
OSG Endurance LLC	Delaware (1)
OSG Enterprise LLC	Delaware (1)
OSG Financial Corp.	Delaware
OSG Freedom LLC	Delaware (1)
OSG Group Purchasing Limited	United Kingdom
OSG Honour LLC	Delaware (1)
OSG Independence LLC	Delaware (1)
OSG International, Inc.	Marshall Islands
OSG Intrepid LLC	Delaware (1)
OSG Lightering LLC	Liberia (3)
OSG Lightering Services Inc.	Liberia
OSG Maritrans Parent LLC	Delaware (1)
OSG Nakilat Corporation	Marshall Islands
OSG Navigator LLC	Delaware (1)
OSG New York, Inc.	Marshall Islands
OSG-NNA Ship Management Services, Inc.	Philippines
OSG Overseas Ship Management (Canada) Inc.	Canada
OSG Product Tankers AVTC, LLC	Delaware (1)
OSG Product Tankers Member LLC	Delaware (1)
OSG Product Tankers II, LLC	Delaware (1)
OSG Product Tankers I, LLC	Delaware (1)
OSG Product Tankers, LLC	Delaware (1)
OSG Ship Management (GR) Ltd.	Marshall Islands
OSG Ship Management (London) Limited	United Kingdom

Company	Where Incorporated, Organized or Domiciled
OSG Ship Management (UK) Ltd.	United Kingdom
OSG Ship Management Asia Pacific Pte. Ltd.	Singapore
OSG Ship Management, Inc.	Delaware
OSG Ship Management Manila Inc.	Philippines
OSG Tankers (UK) Ltd.	United Kingdom
Overseas Anacortes LLC	Delaware (1)
Overseas Boston LLC	Delaware (1)
Overseas Houston LLC	Delaware (1)
Overseas LNG H1 Corporation	Marshall Islands
Overseas LNG H2 Corporation	Marshall Islands
Overseas LNG S1 Corporation	Marshall Islands
Overseas LNG S2 Corporation	Marshall Islands
Overseas Long Beach LLC	Delaware (1)
Overseas Los Angeles LLC	Delaware (1)
Overseas Martinez LLC	Delaware (1)
Overseas New Orleans LLC	Delaware (1)
Overseas New York LLC	Delaware (1)
Overseas Nikiski LLC	Delaware (1)
Overseas Philadelphia LLC	Delaware (1)
Overseas Shipping (GR) Ltd.	Marshall Islands
Overseas ST Holding LLC	Delaware (1)
Overseas Tampa LLC	Delaware (1)
Overseas Texas City LLC	Delaware (1)
Panamax International Ltd.	Marshall Islands
Panamax International Shipping Company Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Reginamar Limited	Marshall Islands
Reliance Shipping B.V.	Netherlands
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Ruby Tanker Corporation	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Santorini Tanker LLC	Delaware (1)

Company	Where Incorporated, Organized or Domiciled
Serifos Tanker Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Ship Paying Corporation No. 3	Liberia
Shirley Aframax Corporation	Marshall Islands
Shirley Tanker SRL	Barbados (5)
Sifnos Tanker Corporation	Marshall Islands
Silvermar Limited	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Spirit Shipping B.V.	Netherlands
SSL Services Ltd.	Bermuda
Star Chartering Corporation	Marshall Islands
Suezmax International Agencies, Inc.	Marshall Islands
Takamar Ltd	Marshall Islands
Tanker Management Ltd	United Kingdom
Third United Shipping Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
TI Africa Limited	Hong Kong
TI Asia Limited	Hong Kong
Tokyo Transport Corp.	Marshall Islands
Transbulk Carriers, Inc.	Delaware
U.S. Shipholding Group, Inc.	New York
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands
Vivian Tankships Corporation	New York
Western Ship Agencies Limited	United Kingdom

(1)         This entity is a Delaware limited liability company.

(2)         This entity is a Delaware limited partnership.

(3)         This entity is a Liberian limited liability company.

(4)         This entity is a Marshall Islands limited liability company.

(5)         This entity is a Barbados society with restricted liability.